Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,500,000 shares of common stock of Texas Industries, Inc. pursuant to the provisions of the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, of our report dated June 30, 2004, with respect to the consolidated financial statements of Texas Industries, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

January 5, 2005

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